Exhibit 10.7

Schedule of the Owners of Company-Managed Texas Roadhouse Restaurants and the

Interests Held by Directors, Executive Officers and 5% Stockholders Who Are Parties to

Limited Partnership Agreements and Operating Agreements

As of December 29, 2009

Entity Name	Restaurant Location	Percentage of Holdings’ Interest	Actual Management Fee Charged	Percentage Owned by Executive Officers, Directors & 5% Stockholders

Roadhouse of Longmont, LLC	Longmont, CO	5%	0.5%	47.5%

Texas Roadhouse of Hiram, LLC	Hiram, GA	10%	—	—

Texas Roadhouse of Marietta, LLC	Marietta, GA	10%	2.0%	—

Roadhouse of Wichita, LLC	Wichita, KS	5%	0.5%	55.1%

Roadhouse of Bossier City, LLC	Bossier City, LA	5%	0.5%	65%

Texas Roadhouse of Everett, LLC	Everett, MA	5%	0.5%	50%

Texas Roadhouse of Billings, LLC	Billings, MT	5%	0.5%	57%

Roadhouse of Omaha, LLC	Omaha, NE	5.49%	0.5%	79.67%

Roadhouse of Fargo, LLC	Fargo, ND	5.05%	0.5%	88.89%

Roadhouse of Montgomeryville, LLC	Montgomeryville, PA	7.5%	1.75%	—

Roadhouse of Memphis, LLC	Memphis, TN	10%	—	—

Texas Roadhouse of Brownsville, Ltd.	Brownsville, TX	5.09%	0.5%	91.84%

Roadhouse of McKinney, Ltd.	McKinney, TX	5%	0.5%	62%

Texas Roadhouse of Port Arthur, Ltd.	Port Arthur, TX	5%	0.5%	91.5%

Roadhouse of Temple, Ltd.	Temple, TX	5%	0.5%	77%

Roadhouse of New Berlin, LLC	New Berlin, WI	5%	0.5%	62%